EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated January 22, 1999, accompanying the consolidated financial statements included in the Annual Report of Bay Bancshares, Inc. and Subsidiaries on Form 10-KSB for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Bay Bancshares, Inc. and Subsidiaries on Form S-8.


/s/ GRANT THORNTON LLP
    GRANT THORNTON LLP

Houston, Texas
April 15, 1999